EXHIBIT 3

                            ASSET PURCHASE AGREEMENT


PURCHASE AGREEMENT by and between DCP Limited (a Nevada Limited Liability Corp.)
(hereinafter   sometimes   referred  to  as   "Seller")   and  Make  Your  Move,
Inc.(hereinafter sometimes referred to as "Buyer").

WHEREAS, the management of Seller and Buyer deem it advisable for the mutual benefit of Seller and Buyer and their respective shareholders that certain assets of Seller be acquired by Buyer (the "Acquisition"), and have approved this Purchase Agreement and Plan of Acquisition (the "Agreement");

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for the purpose of setting forth certain terms and conditions of the Acquisition, and the method of carrying the same into effect, Seller and Buyer agree as follows:

                                    ARTICLE 1
                                   ACQUISITION

1. Agreement to Buy and Sell. Seller agrees to sell and Buyer agrees to buy the assets listed in Schedule A attached and made part of this agreement.

2. The purchase price shall be paid by issuing 10,000 shares of Buyers common stock to Seller as payment in full.

3. The purchase price shall be distributed to the shareholders of Seller as follows:

Rick Gillespie         1,700 shares
Luther Mack              500 shares
Leslie O'Neal            500 shares
Henry Rolling          6,800 shares
Kristin Rolling          500 shares

Total shares          10,000

4. The sale shall be effective June 30, 2001.

                                    ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer, represents and warrants to, and agrees with Seller as follows:

1. Organization and Good Standing. Buyer is a duly incorporated and validly existing corporation in good standing under the laws of Nevada, with all requisite power and authority (corporate and other) to own its properties and conduct business.

2. Authorization; Binding Agreement. Buyer has the requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer in accordance with its terms.

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3.   Litigation.   As  of  the  date  hereof,  there  are  no  claims,  actions, proceedings, or investigations pending or, to the best knowledge of Buyer, threatened against Buyer or to the best of Buyer's knowledge, pending or
     threatened   against  any  subsidiary   company,   partnership,   employee,
     consultant, director, officer or shareholder, in his or its capacity as such, before any court or governmental or regulatory authority or body which, if decided adversely, could materially and adversely affect the financial condition, business, prospects or operations of Buyer or its subsidiaries or partnership(s). As of the date hereof, neither Buyer nor any of its property is subject to any order, judgment, injunction or decree, which materially and adversely affects the financial condition, business, prospects or operations of Buyer.

                                    ARTICLE 3
              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER

Seller represents and warrants to and agrees with Buyer as follows:

1. Organization and Good Standing. Seller is a duly incorporated and validly existing corporation in good standing under the laws of Nevada, with all requisite power and authority (corporate or other) to own its properties and conduct its businesses.

2. Authorization; Binding Agreement. Seller has the requisite corporate power and authority to execute and deliver this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes a valid and binding agreement of Seller in accordance with its terms.

3. Litigation. As of the date hereof, there are no claims, actions, proceedings, or investigations pending or, to the best knowledge of Seller, threatened against Seller or to the best of Seller's knowledge, pending or threatened against any subsidiary company, partnership, employee, consultant, director, officer or shareholder, in his or its capacity as such, before any court or governmental or regulatory authority or body which, if decided adversely, could materially and adversely affect the financial condition, business, prospects or operations of Seller or its subsidiaries or partnership(s). As of the date hereof, neither Seller nor any of its property is subject to any order, judgment, injunction or decree, which materially and adversely affects the financial condition, business, prospects or operations of Seller.

4. Clear Title. Seller warrants that it owns the equipment free of loans or liens. Seller further warrants that it has the legal right to sell the equipment listed in Schedule A free of all liens and encumbrances.

                                    ARTICLE 4
                               GENERAL AGREEMENTS

1. Cooperation. Each of the parties hereto shall cooperate with the other in every reasonable way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel for any party hereto.

2. Costs. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be the sole responsibility of Buyer, except as stated in Schedule A.

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3.   Survival  of  Representations  and  Warranties.   All  representations  and
     warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement delivered prior to the Closing Date shall survive the consummation of the Acquisition.

4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by fax or telegram or mailed by registered or certified mail, postage prepaid, as follows

    (a)  If to Seller, to:   DCP Limited
                             321 Broadway Blvd.
                             Reno, NV 89502

    (b)  If to Buyer, to:    Make Your Move, Inc.
                             P.O. Box 11557
                             Reno, NV 89510-1557

The date of any such notice shall be the date hand-delivered or otherwise transmitted or mailed.

5. Amendment. This Agreement (including the documents and instruments referred to herein or therein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise. This Agreement may be amended or modified in whole or in part to the extent permitted by Nevada law at any time, by an agreement in writing executed to do so by the Board of Directors of Seller and Buyer.

6. Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representation and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing or waiver signed on behalf of such party.

7. Brokers. Seller and Buyer represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this transaction.

8. Publicity. So long as this Agreement is in effect, the parties hereto shall not issue or cause the publication of any press release or other announcement with respect to this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed where such release or announcement is required by applicable law.

9. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and is enforceable by the respective successors and assigns of the parties hereto.

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11.  Governing  Law.  This  Agreement  shall be  governed  by and  construed  in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the 30th day of June, 2001.

                                                    BUYER:  Make Your Move, Inc.


                                            By:_/s/ Henry L. Rolling
                                                --------------------------------
                                                    Henry L. Rolling, President


                                                     SELLER:  DCP Limited
                                                     By 100% of the shareholders

/s/ Rick Gillespie
-----------------------
    Rick Gillespie

/s/ Luther Mack                                           /s/ Leslie O'Neal
-----------------------                                   ----------------------
Luther Mack                                                   Leslie O'Neal

/s/ Henry L. Rolling                                      /s/ Kristin Rolling
-----------------------                                   ----------------------
Henry L. Rolling                                              Kristin Rolling


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